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                                                                     Exhibit 8.2


                               ____________, 2000



SiteSmith, Inc.
3283 Scott Boulevard
Santa Clara, CA 95054

Ladies and Gentlemen:

         We have acted as counsel for SiteSmith, Inc., a Delaware corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger dated as of October 6, 2000, by and among the Company, Metromedia Fiber Network, Inc., a Delaware corporation ("Parent"), and Acqueduct Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Agreement, Merger Sub will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Parent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Agreement (including Exhibits), the registration statement on Form S-4 filed with the Securities and Exchange Commission (which includes a joint proxy statement-prospectus relating to the Merger) (the "Registration Statement"), and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) certificates of officers of Parent, Merger Sub and the Company, respectively (the "Officers' Certificates").

         In connection with rendering this opinion, we have assumed (without any independent investigation) that:

         1. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be reorganization expenses within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.
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SiteSmith, Inc.
___________, 2000
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         2. At all relevant times prior to and including the Effective Date, (i)
no outstanding indebtedness of the Company, Parent, or Merger Sub has or will represent equity for tax purposes; (ii) no outstanding equity of the Company, Parent, or Merger Sub has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire the Company's capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

         3. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

         4. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

         5. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such representations.

         6. The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.

         7. The Merger will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state laws.

         8. An opinion of counsel, substantially identical in substance to this opinion, has been delivered to Parent from Paul, Weiss, Rifkind, Wharton & Garrison, and will not be withdrawn prior to the Effective Date.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that if the Merger is consummated in accordance with the provisions of the
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SiteSmith, Inc.
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Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates are true and correct as of the Effective Time:

         (a) the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code, and each of Parent, Company and Merger Sub will be a party to that reorganization within the meaning of Section 368(b) of the Code; and

         (b) the disclosure of the material federal income tax consequences of the Merger to Company stockholders in the Registration Statement under the heading "Federal Income Tax Consequences to Holders of SiteSmith Capital Stock" is correct in all material respects, subject to the limitations set forth therein.

         This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         This opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

         No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "Federal Income Tax Consequences to Holders of
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SiteSmith, Inc.
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SiteSmith Capital Stock" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the S-4 Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than the Company, our client.

                                         Very truly yours,

                                         VENTURE LAW GROUP
                                         A Professional Corporation